EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Quamtel, Inc. on Form S-8 (No. 333-162987 pertaining to its 2009 Equity Inventive Plan and No. 333-162988 pertaining to its 2009 Consulting Services Plan) of our reports dated March 26, 2010 relating to the consolidated financial statements of Quamtel, Inc. as of December 31, 2009, which reports appear in the December 31, 2009 Annual Report on Form 10-K.

/s/ JEWETT, SCHWARTZ, WOLFE & ASSOCIATES

Hollywood, Florida
March 31, 2010